UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2024 (March 14, 2024)

MIX TELEMATICS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd Suite 310 Boca Raton Florida 33487	+1 (887) 585-1088
(Address of Principal Executive Offices)	Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on October 10, 2023, MiX Telematics Limited, a public company incorporated under the laws of the Republic of South Africa (the “Company”), entered into an Implementation Agreement, by and among the Company, PowerFleet, Inc., a Delaware corporation (“PowerFleet”), and Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly owned subsidiary of PowerFleet (“MS2000”), pursuant to which the Company will become an indirect, wholly owned subsidiary of PowerFleet (the “Transaction”).

In connection with the Transaction, on March 14, 2024, the Company entered into a Facility Letter and Standard Terms and Conditions (collectively, the “Credit Agreement”) with FirstRand Bank Limited (the “Bank”) as lender, pursuant to which the Bank agreed to provide the Company with a 365-day committed general credit facility of R350,000,000 (the “Committed Facility”). The Committed Facility is available for drawdown for a period of 365 days after the fulfilment of certain conditions precedent (the “Availability Period”) and will be cancelled if not drawn by the end of the Availability Period. The Committed Facility bears interest at South African prime rate minus 0.75% per annum and is repayable by the earlier of the end of the Availability Period or April 2, 2025, unless extended by agreement between the Company and the Bank. The Company will also pay a monthly commitment fee in arrears on the average monthly unutilized portion of the Committed Facility at a rate that varies depending on the level of utilization.

The Committed Facility is a senior, secured facility that ranks pari passu with any other senior indebtedness of the Company. The Credit Agreement contains customary representations, warranties, covenants, reporting requirements and events of default for transactions of this nature.

The Credit Agreement is also subject to the terms and conditions of the facilities agreement which PowerFleet, together with I.D. Systems, Inc. and Movingdots GmbH, each a wholly owned subsidiary of PowerFleet (collectively with MS2000, the “PowerFleet Subs”), entered into with the Bank on March 7, 2024 (the “Facilities Agreement”). The obligations under the Committed Facility will be guaranteed, on a joint and several basis, by PowerFleet and the PowerFleet Subs and the Committed Facility will be secured by a first priority security interest over the entire share capital of the PowerFleet Subsidiaries as described in the Facilities Agreement.

The foregoing summary of the terms of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement and the Facilities Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated March 14, 2024, between MiX Telematics Limited and FirstRand Bank Limited.
10.2	Facilities Agreement, dated March 7, 2024, by and among PowerFleet, Inc., I.D. Systems, Inc., Movingdots GmbH and FirstRand Bank.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By:	/s/ Paul Dell
Name:	Paul Dell
Title:	Chief Financial Officer

Date: March 20, 2024